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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                   May 2, 2001



                           CONTINENTAL AIRLINES, INC.
             (Exact name of registrant as specified in its charter)



   Delaware                        0-09781                      74-2099724
(State or other                  (Commission                   (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)



   1600 Smith, HQSEO, Houston, Texas                               77002
(Address of principal executive offices)                         (Zip Code)


                                 (713) 324-2950
              (Registrant's telephone number, including area code)


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Item 5.  Other Events.

         On May 2, 2001, Continental Airlines, Inc. (the "Company") announced that Gregory D. Brenneman, its President and Chief Operating Officer and a member of the Company's Board of Directors, had resigned, effective immediately.

         The Company also announced that at its upcoming Board meeting on May 15, 2001 it is anticipated that the Board will promote the Company's three current Executive Vice Presidents, Lawrence W. Kellner, C.D. McLean and Jeffery
A. Smisek, each of whom will assume new responsibilities. Each of them will report directly to Gordon Bethune, the Company's Chief Executive Officer and Chairman of the Board of Directors.

         Mr. Kellner, currently Executive Vice President and Chief Financial Officer, is expected to be named President. Mr. McLean, currently Executive Vice President Operations, is expected to be named Executive Vice President and Chief Operating Officer. Mr. Smisek, currently Executive Vice President and General Counsel, is expected to be named Executive Vice President - Corporate.

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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CONTINENTAL AIRLINES, INC.



                                           By: /s/ Jeffery A. Smisek
                                               -----------------------------
                                                   Jeffery A. Smisek
                                               Executive Vice President and
                                                    General Counsel

May 2, 2001